ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports First-Quarter 2021 Results
-- Record First-Quarter Sales, Operating Income, Net Income and Earnings per Share --
-- First-Quarter Earnings Per Share of $2.72; Non-GAAP Earnings Per Share of $2.84 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-May 6, 2021--Arrow Electronics, Inc. (NYSE:ARW) today reported first-quarter 2021 sales of $8.39 billion, an increase of 31 percent from sales of $6.38 billion in the first quarter of 2020. First-quarter net income was $206 million, or $2.72 per share on a diluted basis, compared with a net income of $50 million, or $0.61 per share on a diluted basis, in the first quarter of 2020. Non-GAAP net income1 was $216 million, or $2.84 per share on a diluted basis, in the first quarter of 2021, compared with non-GAAP net income of $79 million, or $0.97 per share on a diluted basis, in the first quarter of 2020.
“Arrow’s commitment to guiding innovation forward on behalf of our customers and suppliers enabled us to deliver record results in the quarter. I am incredibly impressed with our team’s execution as we continued to help customers across key industries thrive and benefit by delivering the products, services and solutions they need,” said Michael J. Long, chairman, president, and chief executive officer. “Our continually evolving business model has adapted well to significant swings in demand and shifts in business priorities over the last year, and we look forward to further building on this strong momentum in the months ahead.”
Global components first-quarter sales of $6.44 billion reflected an increase of 42 percent year over year. Asia-Pacific components sales increased 88 percent year over year. Americas components first-quarter sales increased 10 percent year over year. Europe components first-quarter sales increased 20 percent year over year and non-GAAP sales in the region increased 10 percent year over year. Global components first-quarter operating income was $289 million and first-quarter non-GAAP operating income was $296 million.
“Strength and stability are the hallmarks of our global components business. Sales were above the high-end of our expectations for the fourth consecutive quarter, and, importantly, we are realizing robust operating leverage on our sales growth,” said Mr. Long. “We see current supply challenges as transitory and expect more balance with demand in the coming quarters.”
Global enterprise computing solutions first-quarter sales of $1.94 billion reflected an increase of 6 percent year over year and non-GAAP sales increased 2 percent year over year. Europe enterprise computing solutions first-quarter sales increased 13 percent year over year and non-GAAP sales in the region increased 4 percent year over year. Americas enterprise computing solutions first-quarter sales increased 2 percent year over year. Global enterprise computing solutions first-quarter operating income was $77 million and first-quarter non-GAAP operating income was $80 million.
Mr. Long said, “First-quarter global enterprise computing solutions sales were in-line with our prior outlook. We are seeing early indications that spending priorities are shifting to more complex projects with transformational business outcomes that are well-suited for our enterprise capabilities.”
“Our financial returns continue to improve meaningfully,” said Chris Stansbury, senior vice president and chief financial officer. “Through our disciplined working capital management, we are well-positioned to continue realizing operational leverage and converting growing profits to free cash flow in future quarters. As always, we remain committed to improving value to shareholders. During the first quarter, we repurchased approximately $150 million of shares through our stock repurchase program, ending the quarter with approximately $313 million of remaining authorization. Our balance sheet and liquidity position remain strong, and we are pleased to report return on invested capital increased year over year for the fourth straight quarter.”

1 A reconciliation of non-GAAP financial measures, including sales, gross profit, operating income, net income attributable to shareholders, and net income per share, to GAAP financial measures is presented in the reconciliation tables included herein.

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SECOND-QUARTER 2021 OUTLOOK
•Consolidated sales of $8.1 billion to $8.7 billion, with global components sales of $6.3 billion to $6.6 billion, and global enterprise computing solutions sales of $1.8 billion to $2.1 billion
•Net income per share on a diluted basis of $2.67 to $2.83, and non-GAAP net income per share on a diluted basis1 of $2.82 to $2.98
•Average tax rate of approximately 23 percent compared to the long-term range of 23 to 25 percent
•Average diluted shares outstanding of 75 million
•Interest expense of approximately $33 million
•Expecting average USD-to-Euro exchange rate of $1.18 to €1; changes in foreign currencies to increase sales by approximately $150 million, and earnings per share on a diluted basis by $.08 compared to the second quarter of 2020

Second-Quarter 2021 Outlook
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$2.67 - $2.83	$.10	$.05	$2.82 - $2.98

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 180,000 leading technology manufacturers and service providers. With 2020 sales of $29 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2021, such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring and integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, foreign currency fluctuation, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's periodic reports on Form 10-K and Form 10-Q and subsequent filings made with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share.
The company provides non-GAAP sales, gross profit, operating income, income before income taxes, provision for income taxes, net income, and net income per share on a diluted basis which are adjusted GAAP measures for the impact of changes in foreign currencies (referred to as "changes in foreign currencies") by re-translating prior period results at current period foreign exchange rates and the impact of notes receivable reserves and recoveries related to the AFS business (referred to as “AFS notes receivable reserves and recoveries”). Non-GAAP operating income excludes identifiable intangible asset amortization, restructuring, integration, and other charges, AFS notes receivable reserves and recoveries. Non-GAAP effective tax rate excludes identifiable intangible asset amortization, restructuring, integration, and other charges, gain (loss) on investments, net, the impact of tax legislation charges, and AFS notes receivable recoveries. Net income attributable to shareholders, and net income per basic and diluted share as adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, AFS notes receivable reserves and recoveries, net gains and losses on investments, and certain tax adjustments.

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The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.
A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended
	April 3, 2021	March 28, 2020

Sales	$8,385,919	$6,381,417
Cost of sales	7,455,809	5,653,026
Gross profit	930,110	728,391
Operating expenses:
Selling, general, and administrative expenses	574,567	533,839
Depreciation and amortization	50,331	47,110
Restructuring, integration, and other charges	5,709	9,138
	630,607	590,087
Operating income	299,503	138,304
Equity in earnings of affiliated companies	844	530
Gain (loss) on investments, net	2,793	(16,810)
Employee benefit plan (expense) credit	(1,230)	(1,109)
Interest and other financing expense, net	(33,656)	(43,268)
Income before income taxes	268,254	77,647
Provision for income taxes	61,026	27,892
Consolidated net income	207,228	49,755
Noncontrolling interests	907	252
Net income attributable to shareholders	$206,321	$49,503

Net income (loss) per share:
Basic	$2.76	$0.62
Diluted	$2.72	$0.61

Weighted-average shares outstanding:
Basic	74,882	80,407
Diluted	75,794	81,108

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ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	April 3, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$227,701	$373,615
Accounts receivable, net	8,503,010	9,205,343
Inventories	3,275,389	3,287,308
Other current assets	360,968	286,633
Total current assets	12,367,068	13,152,899
Property, plant, and equipment, at cost:
Land	5,691	7,940
Buildings and improvements	177,615	207,614
Machinery and equipment	1,521,489	1,553,371
	1,704,795	1,768,925
Less: Accumulated depreciation and amortization	(957,257)	(969,320)
Property, plant, and equipment, net	747,538	799,605
Investments in affiliated companies	77,330	76,358
Intangible assets, net	223,848	233,819
Goodwill	2,101,938	2,115,469
Other assets	655,838	675,761
Total assets	$16,173,560	$17,053,911
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,045,759	$7,937,889
Accrued expenses	985,928	1,034,361
Short-term borrowings, including current portion of long-term debt	361,327	158,633
Total current liabilities	8,393,014	9,130,883
Long-term debt	1,903,848	2,097,940
Other liabilities	662,252	676,136
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2021 and 2020
Issued - 125,424 shares in both 2021 and 2020	125,424	125,424
Capital in excess of par value	1,166,554	1,165,850
Treasury stock (51,426 and 50,581 shares in 2021 and 2020, respectively), at cost	(2,898,830)	(2,776,821)
Retained earnings	6,886,072	6,679,751
Accumulated other comprehensive loss	(123,461)	(104,885)
Total shareholders’ equity	5,155,759	5,089,319
Noncontrolling interests	58,687	59,633
Total equity	5,214,446	5,148,952
Total liabilities and equity	$16,173,560	$17,053,911

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Consolidated net income	$207,228	$49,755
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	50,331	47,110
Amortization of stock-based compensation	13,223	13,920
Equity in (earnings) losses of affiliated companies	(844)	(530)
Deferred income taxes	13,663	32,613
Gain on investments, net	(2,793)	16,810
Other	1,374	(205)
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable, net	596,777	558,605
Inventories	(13,147)	133,392
Accounts payable	(840,124)	(343,051)
Accrued expenses	3,643	(31,326)
Other assets and liabilities	(33,867)	(10,228)
Net cash provided by operating activities	(4,536)	466,865
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(20,180)	(27,971)
Proceeds from sale of property, plant, and equipment	22,171	—
Other	—	(5,466)
Net cash used for investing activities	1,991	(33,437)
Cash flows from financing activities:
Change in short-term and other borrowings	(12,452)	(84,354)
Proceeds from (repayments of) long-term bank borrowings, net	154,674	(288,577)
Redemption of notes	(130,860)	—
Proceeds from exercise of stock options	26,091	1,980
Repurchases of common stock	(160,619)	(158,989)
Net cash used for financing activities	(123,166)	(529,940)
Effect of exchange rate changes on cash	(20,203)	(2,593)
Net increase (decrease) in cash and cash equivalents	(145,914)	(99,105)
Cash and cash equivalents at beginning of period	373,615	300,103
Cash and cash equivalents at end of period	$227,701	$200,998

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ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	April 3, 2021	March 28, 2020	% Change

Consolidated sales, as reported	$8,385,919	$6,381,417	31.4%
Impact of changes in foreign currencies	—	202,672
Non-GAAP consolidated sales	$8,385,919	$6,584,089	27.4%

Global components sales, as reported	$6,443,253	$4,550,601	41.6%
Impact of changes in foreign currencies	—	130,299
Non-GAAP global components sales	$6,443,253	$4,680,900	37.6%

Americas Components sales, as reported	$1,701,173	$1,552,798	9.6%
Impact of changes in foreign currencies	—	(290)
Non-GAAP Americas Components sales	$1,701,173	$1,552,508	9.6%

Europe components sales, as reported	$1,568,602	$1,309,990	19.7%
Impact of changes in foreign currencies	—	115,285
Non-GAAP Europe components sales	$1,568,602	$1,425,275	10.1%

Asia components sales, as reported	$3,173,478	$1,687,813	88.0%
Impact of changes in foreign currencies	—	15,304
Non-GAAP Asia components sales	$3,173,478	$1,703,117	86.3%

Global ECS sales, as reported	$1,942,666	$1,830,816	6.1%
Impact of changes in foreign currencies	—	72,373
Non-GAAP global ECS sales	$1,942,666	$1,903,189	2.1%

Europe ECS sales, as reported	$791,328	$702,128	12.7%
Impact of changes in foreign currencies	—	59,801
Non-GAAP Europe ECS sales	$791,328	$761,929	3.9%

Americas ECS sales, as reported	$1,151,338	$1,128,688	2.0%
Impact of changes in foreign currencies	—	12,572
Non-GAAP Americas ECS sales	$1,151,338	$1,141,260	0.9%

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ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended April 3, 2021
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Non-recurring tax items	Other(1)	Non-GAAP measure
Sales	$8,385,919	$—	$—	$—	$—	$—	$8,385,919
Gross Profit	930,110	—	—	—	—	—	930,110
Operating income	299,503	9,326	5,709	—	—	—	314,538
Income before income taxes	268,254	9,326	5,709	—	—	(2,793)	280,496
Provision for income taxes	61,026	2,385	1,166	—	—	(672)	63,905
Consolidated net income	207,228	6,941	4,543	—	—	(2,121)	216,591
Noncontrolling interests	907	150	—	—	—	—	1,057
Net income attributable to shareholders	$206,321	$6,791	$4,543	$—	$—	$(2,121)	215,534
Net income per diluted share	$2.72	$0.09	$0.06	$—	$—	$(0.03)	$2.84
Effective tax rate (2)	22.7%						22.8%

Three months ended March 28, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Reserves & Recoveries	Non-recurring tax items	Other(1)	Non-GAAP measure
Sales	$6,381,417	$—	$—	$—	$—	$—	$6,381,417
Gross Profit	728,391	—	—	—	—	—	728,391
Operating income	138,304	9,955	9,138	(920)	—	—	156,477
Income before income taxes	77,647	9,955	9,138	(920)	—	16,810	112,630
Provision for income taxes	27,892	2,564	2,571	(222)	(3,615)	4,057	33,247
Consolidated net income	49,755	7,391	6,567	(698)	3,615	12,753	79,383
Noncontrolling interests	252	137	—	—	—	—	389
Net income attributable to shareholders	$49,503	$7,254	$6,567	$(698)	$3,615	$12,753	$78,994
Net income per diluted share	$0.61	$0.09	$0.08	$(0.01)	$0.04	$0.16	$0.97
Effective tax rate (2)	35.9%						29.5%

(1) Other includes (gain) loss on investments, net.
(2) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	April 3, 2021	March 28, 2020
Sales:
Global components	$6,443,253	$4,550,601
Global ECS	1,942,666	1,830,816
Consolidated	$8,385,919	$6,381,417
Operating income (loss):
Global components	$289,383	$164,767
Global ECS (a)	77,359	42,433
Corporate (b)	(67,239)	(68,896)
Consolidated	$299,503	$138,304

(a)Includes reserves and other adjustments of approximately $29.9 million primarily related to foreign tax and other loss contingencies for the first quarter of 2020. These reserves are principally associated with transactional taxes on activity from several prior years, not significant to any one year.
(b)Includes restructuring, integration, and other charges of $5.7 million for the first quarter of 2021, and $9.1 million for the first quarter of 2020, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended
	April 3, 2021	March 28, 2020

Global components operating income (loss), as reported	$289,383	$164,767
Intangible assets amortization expense	7,004	7,380
AFS notes receivable reserve (recoveries)	—	(920)
Global components non-GAAP operating income	$296,387	$171,227

Global ECS operating income, as reported	$77,359	$42,433
Intangible assets amortization expense	2,322	2,575
Global ECS non-GAAP operating income	$79,681	$45,008

Contact:            Steven O’Brien,
            Vice President, Investor Relations
            303-824-4544

Media Contact:        John Hourigan,
            Vice President, Global Communications
            303-824-4586

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